Exhibit 99.1

Contacts:
Emily Faucette, WeissComm Partners	415.946.1066
Emily@weisscommpartners.com

Brad Cole, Genomic Health	650.569.2281
investors@genomichealth.com
GENOMIC HEALTH ANNOUNCES APPOINTMENT OF
DR. WOODROW MYERS TO BOARD OF DIRECTORS
REDWOOD CITY, Calif. – April 11, 2006 – Genomic Health, Inc. (Nasdaq: GHDX) today announced the appointment of Woodrow A. Myers, M.D., M.B.A. to its board of directors. Dr. Myers, a director at Stanford University Hospital and visiting adjunct professor of medicine at the UCLA School of Medicine, is the former executive vice president and chief medical officer of WellPoint, Inc., a large publicly traded commercial health benefits company.
“Dr. Myers brings more than 20 years of clinical and public health experience to Genomic Health, with expertise in healthcare policy innovation and ensuring comprehensive and high quality health care benefits for patients and payors,” said Randy Scott, Ph.D, chairman and CEO of Genomic Health. “We welcome Dr. Myers’ insights and perspective as we continue to develop our clinical laboratory service business and as we work with payors to establish appropriate reimbursement policies for these new services, so that people facing cancer can benefit from individualized care.”
While at WellPoint, Dr. Myers established the Health Quality Assurance Division, which was nationally recognized for innovation in the use of information technology and clinical quality measures to benefit physicians and patients. Prior to his position at WellPoint, Dr. Myers served as the director of health care management at the Ford Motor Company where he initiated quality assurance metrics for Ford healthcare vendors and established new global health and safety policies to benefit Ford and its employees. He is a former health commissioner for the city of New York and the state of Indiana, past chairman of the Visiting Committee for the Harvard School of Public Health and has served as a member of the Harvard University Board of Overseers and the Stanford University Board of Trustees. Dr. Myers holds medical and business degrees from Harvard and Stanford, respectively.

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About Oncotype DX
Oncotype DX represents the first diagnostic multi-gene expression test commercially available that has clinical evidence validating its ability to predict the likelihood of breast cancer recurrence, the likelihood of patient survival within 10 years of diagnosis and the likelihood of chemotherapy benefit. The test has been extensively evaluated in multiple independent studies involving more than 2,600 breast cancer patients, including a large validation study published in The New England Journal of Medicine. For more information about Oncotype DX, please visit www.oncotypedx.com.
About Genomic Health
Genomic Health, Inc. (Nasdaq: GHDX) is a life science company focused on the development and commercialization of genomic-based clinical diagnostic tests for cancer that allow physicians and patients to make individualized treatment decisions. In 2004, Genomic Health launched its first test, Oncotype DX™, which has been shown to predict the likelihood of breast cancer recurrence and chemotherapy benefit in early stage breast cancer patients. The company was founded in 2000 and is located in Redwood City, California. For more information, please visit www.genomichealth.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends” and other similar expressions, and include statements regarding our ability to continue to develop our clinical laboratory business and our ability to establish reimbursement policies so that cancer patients can benefit from individualized care. Forward-looking statements are subject to risks and uncertainties which could cause actual results to differ. For a discussion of the factors which may cause our results to differ, please refer to our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the Year Ended December 31, 2005. These forward-looking statements speak only as of the date hereof. We disclaim any obligation to update these forward-looking statements.
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